UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 28, 2007

GE Capital Credit Card Master Note Trust

RFS Holding, L.L.C.

GE Money Bank

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

57-1173164 (RFS Holding, L.L.C.)
333-107495	20-0268039 (GE Capital Credit Card Master
333-107495-02	Note Trust)
(Commission File Numbers for Registrant and Issuing Entity, respectively)	(Registrants’ I.R.S. Employer Identification Nos. for Registrant and Issuing Entity, respectively)

777 Long Ridge Road Building B, 3rd Floor
Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 28, 2007, GE Capital Credit Card Master Note Trust (the “Trust”) and GE Money Bank entered into the Second Amendment to Servicing Agreement, a copy of which is filed with this Form 8-K as Exhibit 4.1, pursuant to which the Trust and GE Money Bank amended certain provisions of the Servicing Agreement, dated as of June 27, 2003 and amended by the First Amendment to Servicing Agreement on May 22, 2006, between the Trust and GE Money Bank.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

4.1	Second Amendment to Servicing Agreement, dated as of June 28, 2007, between GE Capital Credit Card Master Note Trust and GE Money Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 28, 2007	RFS Holding, L.L.C., as depositor

	By:	/s/ Russell Walsh
	Name:	Russell Walsh
	Title:	Vice President

INDEX TO EXHIBITS

Exhibit No.	Document Description

4.1	Second Amendment to Servicing Agreement, dated as of June 28, 2007, between GE Capital Credit Card Master Note Trust and GE Money Bank